UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

June 11, 2019

Date of Report (Date of earliest event reported)

MONOTYPE IMAGING HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33612	20-3289482
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Unicorn Park Drive

Woburn, Massachusetts 01801

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (781) 970-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TYPE	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 11, 2019, Anthony Callini informed Monotype Imaging Holdings Inc. (the “Company”) of his intention to resign from his positions as Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary of the Company, along with his role as Principal Accounting Officer and Principal Financial Officer of the Company, in each case, effective as of July 1, 2019, at which time Scott Landers will assume the title of Principal Accounting Officer and Christopher Brooks, the Company’s Vice President, Finance and Investor Relations, will assume the title of Interim Chief Financial Officer and Treasurer and Principal Financial Officer. Mr. Callini has agreed to be available to the Company as a consultant through September 30, 2019 to assist with transition matters.

Mr. Landers has served as the Company’s President and CEO since 2016, as the Company’s Interim Chief Financial Officer from October 2016 to January 2017, as the Company’s Chief Operating Officer, Chief Financial Officer, Assistant Secretary and Treasurer throughout 2015, and as the Company’s Senior Vice President, Chief Financial Officer, Assistant Secretary and Treasurer from 2008 to 2015. He has served as a director on the Company’s board of directors since 2016, with his current term expiring in 2021. Mr. Landers has served as a member of the board of directors of Bridgeline Digital since January 2010, a member of its audit committee since February 2010 and its governance committee since May 2014. Mr. Landers holds a BA in accounting from Le Moyne College and an MBA from the College of Saint Rose.

Mr. Brooks was elected Senior Vice President, Finance upon Mr. Callini’s resignation and has served as the Company’s Vice President, Finance and Investor Relations since 2016, as the Company’s Senior Director, Financial Planning and Analysis and Investor Relations from 2015 to 2016, as the Company’s Director, Financial Planning and Analysis, from 2008 to 2014, and as the Company’s Financial Planning and Analysis Manager from 2005 to 2008. Mr. Brooks holds a BA in Political Science from Stockton University and an MBA from Babson College.

Neither Mr. Landers nor Mr. Brooks has any family relationships with any of the Company’s directors or executive officers and neither is party to any transactions listed in Item 404(a) of Regulation S-K. There are no arrangements between either of Mr. Landers or Mr. Brooks and any other person pursuant to which Mr. Landers and Mr. Brooks were selected to such positions, respectively.

Item 8.01	Other Events

On June 17, 2019, the Company issued a press release announcing the matters set forth under Item 5.02 above (the “Press Release”). A copy of the Press Release is filed as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated June 17, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 17, 2019

MONOTYPE IMAGING HOLDINGS INC.

By:	/s/ Scott E. Landers
Name:	Scott E. Landers
Title:	Chief Executive Officer